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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

      The following is a list of subsidiaries of the Company as of December 31, 2004 except that certain subsidiaries, the sole function of which is to hold the stock of operating subsidiaries, which in the aggregate do not constitute significant subsidiaries, have been omitted. Subject to the foregoing in each case, 100% of the voting securities (except for directors' qualifying shares, if required) are owned by the subsidiary's immediate parent as indicated by indentation.

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                                                                  STATE OR COUNTRY
NAME OF SUBSIDIARIES OF THE COMPANY                               OF ORGANIZATION
-----------------------------------                               ----------------
Tecumseh Compressor Company                                       Delaware
Tecumseh Power Company                                            Delaware
M.P. Pumps, Inc.                                                  Michigan
Little Giant Pump Company                                         Oklahoma
Evergy, Inc.                                                      Delaware
FASCO Industries, Inc.                                            Delaware
      Von Weise Gear Company                                      Delaware
      Motores FASCO de Mexico                                     Mexico
Manufacturing Data Systems, Inc.                                  Michigan
Tecumseh do Brasil, Ltda.                                         Brazil
      Tecumseh do Brasil Europe Srl.                              Italy
      Tecumseh do Brasil USA                                      Delaware
Tecumseh Products Company of Canada, Ltd.                         Canada
Tecumseh France S.A.                                              France
      Tecumseh Services Sarl                                      France
      Tecumseh Europe SA                                          France
           Societe Immobiliere de Construction de la Verpilliere  France
           L'Unite Hermetique-Far East Sdn. Bhd.                  Malaysia
Tecumseh Products India, Ltd.                                     India
Tecumseh Europa, S.p.A.                                           Italy
      Societe T.I.G.E.R.                                          France
      Tecumseh Deutschland GmbH                                   Germany
      Tecumseh Service France                                     France
      Tecumseh U.K. Limited                                       United Kingdom
Motoco a.s.                                                       Czech Republic
TMT Motoco, Ltd.                                                  Brazil
FASCO Motors, Ltd                                                 Canada
FASCO Motors, Ltd.                                                Thailand
      FASCO Yamabishi Co., Ltd.                                   Thailand
      FASCO Asia Pacific Ltd.                                     Thailand
FASCO Australia Pty. Ltd.                                         Australia
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